CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our reports on Pioneer Europe Fund dated June 5, 1998 December 3, 1997 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 8 and Amendment No. 9 to Registration Statement File Nos. 33-36265 and 811-06151, respectively.



                                                /s/ARTHUR ANDERSEN LLP
                                                ARTHUR ANDERSEN LLP


Boston, Massachusetts
June 30, 1998